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                                                                      Exhibit 15

PLATINUM technology, inc.
1815 South Meyers Road
Oakbrook Terrace, Illinois 60181


Ladies and Gentlemen:

Re: Registration Statement No. 333-48047

With respect to the Amendment to the registration statement on Form S-3, we acknowledge our awareness of the use of our report dated April 14, 1998 incorporated herein by reference related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.

                                       Very truly yours,

                                       /s/ KPMG Peat Marwick LLP

Chicago, Illinois
May 27, 1998